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                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 2, 1996, appearing on page F-2 of Tipperary Corporation's Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Denver, Colorado
November 19, 1997